UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 26, 2008

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201

Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

West Coast Bancorp is reporting that J.F. Ouderkirk, a director, recently reported the sale of a total of 18,751 shares of West Coast Bancorp common stock over the period November 17th – November 26th. Mr. Ouderkirk has informed the company that the shares had been pledged as collateral for a margin account and were sold to satisfy minimum margin requirements in that account. Following these most recent sales, Mr. Ouderkirk beneficially owns 47,875 shares of West Coast Bancorp common stock, including 3,810 shares related to the company's deferred compensation plan and 50 shares shares held by Mr. Ouderkirk's spouse as custodian for his son. Of the shares beneficially owned by Mr. Ouderkirk, 30,392 shares remain pledged in connection with Mr. Ouderkirk's margin account. Mr. Ouderkirk may be subject to additional margin calls, resulting in additional sales of West Coast Bancorp common stock by or on behalf of Mr. Ouderkirk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: November 26, 2008	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary